FLORIDA ROCK INDUSTRIES, INC.
         155 East 21st Street, Jacksonville, Florida 32206
               ___________________________________

                            NOTICE OF
                  ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

     The Annual Meeting of Shareholders of Florida Rock Industries, Inc. will be held at 9 o'clock in the morning, local time, on Wednesday, February 7, 1996, at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206, for the following purposes, as more fully described in the attached proxy statement:

 1. To elect one director to serve for a term of two years and four directors to serve for a term of four years.

 2. To act upon a proposal to approve and adopt the Company's 1996 Stock Option Plan.

 3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December
11, 1995 are entitled to vote at said Annual Meeting or any adjournment or adjournments thereof.


                              BY ORDER OF THE BOARD OF DIRECTORS

December 18, 1995                  Dennis D. Frick
                                       Secretary



  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE
       THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
       ACCOMPANYING ENVELOPE.  IF YOU ATTEND THE MEETING,
         YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.



                                                  December 18, 1995


                   FLORIDA ROCK INDUSTRIES, INC.
        155 East 21st Street, Jacksonville, Florida 32206

                        PROXY STATEMENT
                ANNUAL MEETING - February 7, 1996


     The attached proxy is solicited by the Board of Directors of Florida Rock Industries, Inc. (the "Company") for use at the annual meeting of the shareholders to be held on Wednesday, February 7, 1996 at 9 o'clock in the morning, local time, and any adjournments thereof, at the principal offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206. The proxy is revocable by written notice to the Secretary of the Company at any time before its exercise. Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the shareholders' directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement; in favor of the proposal adopting the Company's 1996 Stock Option Plan; and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     The holders of record of common stock at the close of business on December 11, 1995, may vote at the meeting. On such date there were outstanding 9,487,109 shares of common stock of the Company. Under the Company's Articles of Incorporation and Bylaws each share of common stock is entitled to one vote. Under the Company's Bylaws, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the meeting. Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast and other matters are approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes opposing the action, unless a greater number of affirmative votes is required by this act or the Company's Articles of Incorporation. Broker non-votes on non-routine matters are not "shares entitled to vote" because the broker does not have authority to vote the shares, and
accordingly, broker non-votes would have no effect.   Abstentions
and broker non-votes on routine matters, as shares entitled to vote, are counted for purposes of determining whether a quorum is present.


1.   ELECTION OF DIRECTORS

     Under the Company's Articles of Incorporation, the Board of Directors is divided into four classes. One class of directors is elected at each annual meeting of shareholders for a four-year term
of office.   Mr. Robert D. Davis, who was first elected to the
Board of Directors by its members on February 1, 1995, is nominated to be elected by the shareholders to hold office for a term expiring at the 1997 meeting. Four other directors are nominated to be re-elected to hold office until the 2000 annual meeting. The enclosed proxy will be voted for the election of the persons named as directors of the Company unless otherwise indicated by the shareholders. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

     The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after the 1996 annual meeting. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.



NAME AND PRINCIPAL                  DIRECTOR          OTHER
OCCUPATION                    AGE    SINCE        DIRECTORSHIPS


          Class II - Nominee for Term Expiring in 1997

Robert D. Davis               64    1995      Alliance Mortgage
 Chairman of the Board                         Company
 of DDI, Inc. (a diver-                       American Heritage
 sified family holding                         Life Investment
 company)                                      Corporation
                                              First Union Corpo-
                                               ration
                                              Stein Mart, Inc.
                                              Winn-Dixie Stores,
                                               Inc.

           Class I - Nominees for Term Expiring in 2000

Edward L. Baker               60      1970    FRP Properties, Inc.
 Chairman of the Board                        Regency Realty
 and Chief Executive                           Corporation
 Officer of the Company                       Flowers Industries,
                                               Inc.
                                              American Heritage
                                               Life Insurance
                                               Company

Francis X. Knott              50      1988    FRP Properties, Inc.
 Chief Executive Officer
 of Partners Management
 Company

Radford D. Lovett             62      1984    First Union Cor-
 Chairman of the Board of                      poration
 Commodores Point Terminal                    Winn-Dixie Stores,
 Corp. (marine terminal)                       Inc.
                                              FRP Properties, Inc.
                                              American Heritage
                                               Life Investment
                                               Corporation

W. Thomas Rice                83      1974    Tredegar Industries,
 Chairman Emeritus of                          Inc.
 Seaboard Coast Line
 Industries, Inc.


   Directors Continuing in Office After the 1996 Annual Meeting

                Class II - Term Expiring in 1997


Thompson S. Baker             90      1955    FRP Properties, Inc.
 Chairman Emeritus of
 the Company

Frank M. Hubbard              75      1972
 Chairman of the Board of
 A. Friends' Foundation Trust


                Class III - Term Expiring in  1998

Thompson S. Baker II          37      1991    FRP Properties, Inc.
 Vice President of the
 Company

Albert D. Ernest, Jr.         65      1989    FRP Properties, Inc.
 President of Albert                          Regency Realty
 Ernest Enterprises, an                        Corporation
 investment and consulting                    Stein Mart, Inc.
 firm                                         Wickes Lumber Company

Luke E. Fichthorn III         54      1972    Bairnco Corporation
 Partner in Twain                             FRP Properties, Inc.
 Associates (a private
 investment banking firm)
 and Chairman of the Board and Chief
 Executive Officer of
 Bairnco Corporation
 (manufacturing)

C. J. Shepherdson             79      1972
 Vice President of the
 Company


                Class IV -  Term Expiring in 1999

A. R. Carpenter               53      1993    Barnett Banks, Inc.
 President and Chief                          Regency Realty
 Executive Officer of CSX                      Corporation
 Transportation, Inc.
 (railroad industry)

John D. Baker II              47      1979    FRP Properties, Inc.
 President of the Company                     Hughes Supply, Inc.

Charles H. Denny III          63      1975
 Investments


     All of the nominees and directors have been employed in their respective positions for the past five years, except Thompson S.
Baker II, Albert D. Ernest, Jr. and Francis X. Knott.

     In March 1995, Thompson S. Baker II was elected Executive Vice President of the Company's Aggregates Group. From August 1991 through March 1995, he was President of The Arundel Corporation, a subsidiary of the Company. Prior to August 1991 he served as President of the Company's Capitol Concrete Division.

     In the previous five years Albert D. Ernest, Jr. was a director and Vice Chairman of Barnett Banks, Inc. He was named
President and Chief Operating Officer in 1988 where he served until his retirement on January 1, 1991.

     Francis X. Knott served as a Vice President of the Company from February 1988 through July 1991 and was President of The
Arundel Corporation, a wholly owned subsidiary of the Company, from March 1976 through July 1991.

     Edward L. Baker and John D. Baker II are brothers and the sons of Thompson S. Baker. Thompson S. Baker II is the son of Edward L. Baker.

     See "Compensation Committee Interlocks and Insider Partici-pation" and "Certain Relationships and Related Transactions" for a discussion of the relationships between the Company and FRP
Properties, Inc.


       Other Information About the Board and Its Committees

     Meetings. During the fiscal year ended September 30, 1995 the Company's Board of Directors held five meetings. Directors who are not employees of the Company or its subsidiaries are paid annual fees of $10,000 plus $2,000 for each directors' meeting attended. Members of the Company's Audit and Compensation Committees receive $300 and the Chairman of each committee receives $500 for each committee meeting attended.

     Executive Committee. Messrs. Thompson S. Baker, Edward L. Baker and John D. Baker II. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors. During the fiscal year ended September 30, 1995, the Executive Committee acted on 12 different resolutions by unanimous written consents.

     Audit Committee. Messrs. Ernest, Fichthorn, Hubbard, Lovett and Rice. The Audit Committee recommends the appointment of independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit, meets with the independent accountants and reviews the scope and results of their audit, and reviews the fees charged by the independent auditors. The Committee also reviews the scope and results of internal audits. During fiscal 1995, the Audit Committee held three meetings.

     Compensation Committee. Messrs. Davis, Ernest, Hubbard, Lovett and Rice. The Committee reviews and approves compensation for corporate officers and certain other members of management. In addition, the Committee administers the Company's stock option plans, subject to control of the Board of Directors, and the Management Incentive Compensation ("MIC") program. During fiscal 1995, the Compensation Committee held four meetings.

     The full Board of Directors acts as the Nomination Committee.

     During the last fiscal year each of the directors attended 75% or more of all meetings of the Board and its Committees on which the director served.

                      Executive Compensation

Summary Compensation Table

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and its other four most highly compensated executive officers who served in such capacities at any time during the fiscal year ended September 30, 1995:
                                                Long Term
                                                  Com-
                       Annual Compensation      pensation    All
                                                            Other
                                                            Compen-
Name and Principal        Salary    Bonus        Options    sation
   Position         Year  ($)(a)     ($)(a)        (#)      ($) (b)

Edward L. Baker     1995  368,563   112,500           0   35,391(c)
 Chairman of the    1994  345,688   104,775           0   36,997(c)
 Board and Chief    1993  329,250    83,750           0    6,982
 Executive Officer

John D. Baker, II   1995  266,250    81,000      17,500   24,770(d)
 President          1994  252,500    76,500           0   26,251(d)

                    1993  239,400    61,250           0    6,982

H. B. Horner        1995  213,750    64,500           0   11,591

 Executive Vice     1994  208,750    62,370           0   12,928
 President          1993  203,700    51,250           0    6,613

C. J. Shepherdson   1995  247,500    75,000           0   11,591
 Vice President     1994  237,500    72,000           0   12,777
                    1993  227,500         0           0    6,736

Donald L. Bloebaum  1995  184,563    33,480           0   11,731
 Vice President     1994  178,938    54,075           0   12,488
                    1993  166,250    52,500           0    6,585


(a)  Includes amounts deferred under the Company's 401(k) Plan.
     Bonuses are accrued in the year earned and paid in the following year.

(b) Represents the contribution to the Company's Profit Sharing and 401(k) Plan.

(c) Includes $23,800 in 1995 and $24,069 in 1994, the present value of the benefit of a split-dollar premium paid during the fiscal year.

(d) Includes $13,179 in 1995 and $13,323 in 1994, the present value of the benefit of a split-dollar premium paid during the fiscal year.


Option Grants in the Last Fiscal Year

     The following table sets forth certain information concerning stock options granted during the fiscal year ended September 30, 1995 to each executive officer named in the Summary Compensation
Table.


Potential
                  Number of   % of
Realizable
                   Secur-     Total
Value at
                   ities     Options                           at
Assumed
                   Under-    Granted
Annual Rates
                   lying     Employ-                         of
Stock Price
                   Options   ees in   Exercise     Expir-
Appreciation for
<F2>               Granted   Fiscal    Price       ation     Option
Term (b)
<F1>    Name          #        Year  ($/Share)(a)   Date      5%($)

 10%($)
John D. Baker II   17,500    100.0%    27.9375    06/03/02
210,314  494,588

(a) The exercise price was set to equal the fair market value (average of the high and low stock prices for the Company's stock as reported on the American Stock Exchange composite transactions) of the Company's common stock on the date of grant. The options become exercisable in cumulative installments of 20% each year after a one year waiting period from the date of grant.

(b) Potential realizable value is reported net of the option exercise price, but before taxes associated with the exercise.

     These amounts represent stated assumed rates of appreciation only. Actual values realized, if any, on stock option exercises are dependent on the future performance of the common stock and the officer's continued employment throughout the vesting period. Accordingly, the amounts reflected in this table may not necessarily be achieved.

Options Exercises and Fiscal Year-end Values

     No stock options were exercised by the named executives during the fiscal year ended September 30, 1995. The following table sets forth the number and value of unexercised options held by such executive officers at fiscal year end.

                                              Value of Unexercised
                 Number of Unexercised        In-the-money Options
                  Options at Year-end           at Year-end (a)
                                             Exer-        Unexer-
                     Exer-       Unexer-     cisable      cisable
       Name         cisable      cisable       ($)          ($)

Edward L. Baker     47,000       18,000       77,625        51,750
John D. Baker II    33,500       26,500       38,813        26,969
H. B. Horner         8,100        5,400       23,288        15,525
C. J. Shepherdson   25,800        7,200       31,050        20,700
Donald L. Bloebaum  23,100        5,400       23,288        15,525

(a) The closing price of the Company's common stock as reported on the American Stock Exchange composite transactions on September 29, 1995 (the last trading day prior to the Company's fiscal year end) ($28.00) less the exercise price, was used in calculating the value of unexercised options.


Pension Plan

     The Company has a Management Security Plan (the "MSP Plan") for certain officers, including directors who are officers, and certain key employees. Benefit levels have been established on the basis of base compensation and job responsibility. The MSP Plan provides that in the event a participant dies prior to his retirement his beneficiary will receive twice the amount of such participant's benefit level in monthly payments for a period of 12 months and thereafter the benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his benefit level in equal monthly payments for 12 months and thereafter until his death, the benefit level in monthly payments. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first. The annual retirement benefit levels in effect at September 30, 1995 were:

     Edward L. Baker                         $174,625
     John D. Baker II                        $127,500
     H. B. Horner                            $105,000
     C. J. Shepherdson                       $120,000
     Donald L. Bloebaum                      $ 90,125

In addition to amounts stated in the above table, the Company has entered into a retirement benefit contract with C. J. Shepherdson which provides for annual retirement benefits of $20,000. The benefits are payable to the recipient or his spouse until the death of the survivor.


                  Compensation Committee Report

     The Compensation Committee of the Board of Directors ("Committee") determines the compensation of the Chief Executive Officer and reviews and approves compensation of other officers and members of management reaching a salary level established by the Board. In addition, the Committee administers the Company's stock option plans, subject to control of the Board, and the Management Incentive Compensation ("MIC") program. The full Board ratifies the recommendations of the Committee.

     The Committee's goals are to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the direction of the Committee, management has developed a compensation structure designed to compensate fairly executives for their performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

     Base salary levels for executives are established taking into consideration business conditions, the Company's size and performance and peer group and industry compensation levels. The Chief Executive Officer's salary is based on these factors and his performance in leading the Company and its businesses. In January 1995, the Committee increased Mr. Edward L. Baker's salary based upon its determination that Mr. Baker had done a commendable job in leading the Company, achieving cost and overhead reductions and improving profitability.

     Management Incentive Compensation ("MIC") provides an opportunity for annual incentive compensation to officers and key employees. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash bonus to participants to achieve their business unit's and the Company's goals and objectives. Profit levels are set for various segments of the business. Depending on the level of profitability obtained, an individual may become eligible for a bonus equal to a certain percentage of his year end base salary ranging up to a maximum of 30%. However, that bonus may then be adjusted down based on the degree by which the individual accomplishes his individual goals and objectives for the year. The total amount of MIC for the entire company in any year is limited to 15% of consolidated income before income taxes. At the beginning of each year, after taking into consideration the outlook for the general economy, the construction materials industry, the Company's markets, prior year performance and the budget for the upcoming year the Committee approves target levels of net income as adjusted by certain items ("MIC Income") as profit levels on which the Chief Executive Officer's MIC is based.

     The Committee believes that long-term compensation in the form of stock options is critical in motivating and rewarding the creation of long-term shareholder value by linking the compensation provided to officers and other key management personnel with gains realized by the stockholders. In addition, the vesting periods associated with stock options encourage this key group to continue in the employ of the Company. All options granted have been granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In subjectively determining the number of options to be granted to an individual, including the Chief Executive Officer, the Committee takes into account the cost to exercise the option and the individual's relative base salary, scope of responsibility, ability to affect profits and value to the Company.


Compensation Committee Members

W. Thomas Rice, Chairman
Robert D. Davis
Albert D. Ernest, Jr.
Frank M. Hubbard
Radford D. Lovett


   Compensation Committee Interlocks and Insider Participation

     Two members of the Compensation Committee, Messrs. Lovett and Ernest, are among the eight directors of the Company who are also directors of FRP Properties, Inc. ("FRPP"). The other six directors of both FRPP and the Company who are not members of the Compensation Committee are Thompson S. Baker, Edward L. Baker, John
D. Baker II, Thompson S. Baker II, Luke E. Fichthorn III and Francis X. Knott. The eight directors own approximately 38% of the stock of FRPP and 30% of the stock of the Company. The Bakers may be considered to be control persons of both the Company and FRPP.

     Messrs. Edward L. Baker, Albert D. Ernest, Jr. and A. R. Carpenter serve as members of the Compensation Committee of the Board of Directors of Regency Realty Corporation. Mr. Martin E. Stein, Jr., who is a director of FRPP, is a director, President and Chief Executive Officer of Regency Realty Corporation.

     There were no other interlocks of executive officers or board members of the Company serving on the compensation or equivalent committee of another entity which has any director or executive officer serving on the Compensation Committee, other committees or Board of Directors of the Company.


                  Shareholder Return Performance

     The following graph compares the performance of the Company's Common Stock to that of the AMEX Market Value Index and a peer group of industry companies for the period commencing September 30, 1990 and ending on September 30, 1995. The graph assumes that $100 was invested on September 30, 1990 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends. The Peer Group consists of the following companies:
CalMat Co., Dravo Corporation, Florida Rock Industries, Inc., Lafarge Corporation, Medusa Corporation, Southdown, Inc., Texas Industries, Inc. and Vulcan Materials Company.

THE CHART LISTED BELOW IS GRAPHICALLY REPRESENTED IN THE PAPER
VERSION OF THIS DOCUMENT:

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG FLORIDA ROCK INDUSTRIES, INC., THE AMEX MARKET VALUE INDEX
                          AND PEER GROUP

                            September

                    1990    1991    1992    1993    1994    1995

Florida Rock
 Industries, Inc.   100      107     119     135     135     146

Peer Group          100      105     103     140     155     158

AMEX Market Value   100      122     122     150     149     177


2.   PROPOSAL TO ADOPT THE COMPANY'S 1996 STOCK OPTION PLAN

     The proposed Florida Rock Industries, Inc. 1996 Employee Stock Option Plan ("the Company's 1996 Option Plan") was adopted by the Company's Board of Directors on December 6, 1995, subject to shareholder approval. The Company's 1996 Option Plan authorizes options for up to 500,000 shares of the Company's common stock. While there are also 101,750 shares of the Company's stock available for options authorized under the Company's 1991 Employee Stock Option Plan, the Board of Directors has directed that no additional options be issued under that plan if the Company's 1996 Option Plan is approved by the shareholders.

     The purpose of the Company's 1996 Option Plan is to provide additional incentive for officers, directors and key employees of the Company and its subsidiaries to invest in the Company's common stock and thereby increase their proprietary interest in the Company's business, to encourage such officers and employees to remain in the employ of the Company and its subsidiaries, and to increase their personal interest in the continued success and progress of the Company.

     The options may take the form of either incentive stock options ("Incentive Stock Options") which qualify for certain tax advantages to the option holder under Section 422 of the Internal Revenue Code ("IRC"), or options which do not qualify for such advantages and are taxable under Section 83 of the IRC ("Non Statutory Stock Options"). The following is a summary of the major features of the Company's 1996 Option Plan. The summary is necessarily selective and is qualified in its entirety by reference to the text of the Company's 1996 Option Plan which is set forth in the Appendix I.


Terms of Plan

     If the Company's 1996 Option Plan is approved by the shareholders, it will continue in effect until all options granted have been exercised or expired without exercise, whichever is earlier. No options intended to be an Incentive Stock Option may be granted under the Company's 1996 Option Plan after November 30, 2005 nor may they be exercised later than ten years after the date of grant. The Board of Directors or the shareholders of the Company may terminate the Company's 1996 Plan at any time, except that no action of the Board or shareholders may impair the vested rights of the holder of an outstanding option without his consent. Approval of the shareholders is required to extend the last date upon which options intended to be Incentive Stock Options may be granted under the Company's 1996 Option Plan.


Shares Subject to Option

     The maximum number of shares of common stock of the Company which may be optioned and sold under the Company's 1996 Option Plan is 500,000 shares. No more than 50,000 shares shall be optioned to any one person in any fiscal year. The number and price of shares available for option and subject to option will be adjusted in the event of any change in the outstanding shares of common stock by reason of any stock dividends, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, reorganization or similar transaction. Except for the foregoing adjustments, approval of the shareholders is required to increase the number of shares available for option under the Company's 1996 Option Plan.


Administration

     The Company's 1996 Option Plan will be administered by the Board of Directors of the Company or by a committee (the "Committee") of not less than two independent directors of the Company selected by and serving at the pleasure of the Board. The Committee shall have authority, subject to the terms of the Company's 1996 Option Plan, to designate persons to whom options will be granted, the number of shares and purchase price per share of common stock to be included in the options awarded and the time or times at which such options may be granted and exercised. Whether or not a Committee is appointed, all of the powers and functions of the Committee may at any time be exercised by the Company's Board of Directors and references to "Committee" shall hereafter include the Company's Board.


Eligibility

     Incentive Stock Options may be granted only to officers and other executive, managerial or professional persons deemed by the Committee to be key employees of the Company or a subsidiary. The identification and selection of key employees shall be a function of the Committee. Non Statutory Stock Options may be granted to officers, directors and other executive, managerial or professional persons deemed by the Committee to be key employees of the Company or of any subsidiary of the Company. As of September 30, 1995 there were approximately 2,218 employees of the Company and its subsidiaries. There are no other eligibility requirements.

Approval of the shareholders is required to amend the eligibility requirements under the Company's 1996 Option Plan.


Terms and Conditions of Options

     (a) Price. The option price per share shall not be less than the fair market value of a share of common stock of the Company on the date the option is granted.

     (b) Time and Method of Exercise. Each option intended to be an Incentive Stock Option shall expire no later than ten years after the date granted. Each option may be exercisable in installments or immediately, depending upon the terms of the grant.

     (c) Manner of Payment. Subject to any limitations which may be contained in the instrument evidencing options granted under the Company's 1996 Option Plan, and subject to limitations on use of stock obtained under other Company options, the holder of an option may pay the option price in cash, in shares of common stock of the Company, or in any other property acceptable to the Committee. The Company's 1996 Option Plan provides that the Company may provide or arrange for financial assistance to holders of options for payment of the purchase price for shares purchased pursuant to the exercise of options granted under the Company's 1996 Option Plan.


Termination of Employment, Death or Disability of Employee

     The Company's 1996 Option Plan provides limitations upon, and, under some circumstances, termination of rights related to the exercise of both Incentive Stock Options and Non Statutory Stock Options upon the death, disability or termination of employment of any holder.


Nontransferability

     No option may be assigned or transferred by the holder thereof, except by will or by the applicable laws of descent and distribution. During the lifetime of the holder of any option, such option may be exercised only by the holder.


Payments in Lieu of Stock

     The instrument evidencing the option may provide that, in lieu of accepting payment of the option price and delivering shares of common stock of the Company to which such option has been exercised, the Company may elect to pay the holder of such option an amount in cash, or in a combination of cash and shares of common stock, equal to the amount by which the fair market value of such shares of common stock on the date of exercise exceeds the purchase price that would otherwise be payable.


Merger, Consolidation, Reorganization or Liquidation

     In the event of a merger, consolidation, or reorganization of the Company except where the Company is the surviving corporation, or in the event of any sale or disposition of all or substantially all of the assets of the Company, or of liquidation or dissolution of the Company, then, any outstanding option not then exercisable in full shall be accelerated and become exercisable in full for a period of thirty days following receipt by the holder of such option of notice thereof. The Committee, in its discretion, may, prior to happening of an event requiring notice of acceleration, cancel the acceleration of exercisability of all, but not less than all, such outstanding options.


Change of Control

     The Company's 1996 Option Plan provides that a change of control of the Company, as a result of one of the events enumerated therein, may result in the acceleration of outstanding options.
The Committee may, however, by action taken prior to one of the enumerated events, cancel the acceleration of exercisability of all, but not less than all, of such outstanding options.


Indemnification of Committee

     The Company's 1996 Option Plan provides that members of the Committee shall be indemnified and held harmless by the Company from all liability claims and damages arising from any action or determination made by them in good faith with respect to the Company's 1996 Option Plan or any option granted under the Company's 1996 Option Plan. Such indemnification shall include all costs and expenses incurred by such members of the Committee in any action or proceeding in which it is claimed they acted improperly or failed to act when required under or in connection with the Company's 1996 Option Plan or any option granted thereunder.


Tax Treatment

     The Company's 1996 Option Plan provides for both Incentive
Stock Options designed to secure the benefits of Section 422 of the IRC and Non Statutory Stock Options which are taxable under Section 83 of the IRC.

     If the option and the Company's 1996 Option Plan meet the requirements of Section 422, and upon exercise of the option the stock constitutes a capital asset in the hands of the holder, the option holder will recognize no income or gain for regular income tax purposes, both when the option is granted and when the option is exercised. The difference between the option exercise price and the fair market value of the stock at the time of exercise of the option will constitute an item of tax preference that may subject the holder of the option to Alternate Minimum Tax in the year in which he exercises the option. Upon a subsequent sale of the stock, the option holder will be taxed at capital gains rates on the amount by which the sale price he receives exceeds the option price he paid provided he does not dispose of the stock within two years after the option is granted nor within one year after the stock was transferred to him. If the option holder does not meet both the two year and one-year holding period requirements, then upon sale of the stock a portion or all of the gain, if any, may be treated as ordinary income at the time of the sale.

     If the option holder qualifies for capital gains tax treatment, the Company gets no deduction with respect to the Incentive Stock Option. If the option holder is subject to ordinary income tax treatment, the Company will be allowed a corresponding deduction at that time.

     The Company's 1996 Option Plan provides that the option price may be paid in cash or in stock of the Company (provided it is the same class of stock). The Internal Revenue Service (IRS) has issued proposed regulations on this subject; these regulations have not become final and are subject to change or withdrawal at any time without notice; thus the tax treatment of the stock for stock exchange is not certain. Under the proposed regulations, applying the principles of Section 1036 of the IRC, no gain or loss is recognized if common stock in a corporation is exchanged solely for common stock in the same corporation upon exercise of an incentive stock option; the basis of the stock surrendered is carried over to the stock received in the exchange; if the option holder holds the new stock for the required holding periods pursuant to Section 422 of the IRC, any gain or loss on a subsequent sale will be taxable as long-term capital gain or loss; however, if the option holder fails to meet both Section 422 holding period requirements with the new stock (regardless of his holding period in the transferred stock) all or a portion of the gain realized on a disqualifying disposition may be taxable as ordinary income.

     Payments to a holder of an Incentive Stock Option by the Company in cash or common stock for the appreciation in value of the stock covered by the option (see "Payment in Lieu of Stock" above) will not disqualify the grant of the Incentive Stock Option or the Company's 1996 Option Plan from the benefits of Section 422, but the cash or stock payment would be treated as ordinary income to the employee and deductible by the Company.
     The Company's 1996 Option Plan also provides that the Company may have the right to reacquire the stock purchased under the option. This will not disqualify the option and should not affect the tax treatment of the gain if the repurchase is not made within two years of the grant of the option and the option holder has held the stock for at least one year.

     Upon a tax-free merger, consolidation or other corporate reorganization where the Company does not survive, the option may be assumed by the surviving corporation or replaced with a new option of the surviving corporation having the same terms as the old option without affecting the qualification of the option.

     In the event of a change in the outstanding shares of the Company due to any stock dividend, stock split, recapitalization or reorganization, the Committee may make appropriate changes in the number and purchase price of shares under the option without affecting the qualification of such options.

     If any option granted under the Company's 1996 Option Plan does not meet the conditions set forth in the IRC for Incentive Stock Options, then the option is a Non Statutory Stock Option. Such an option is taxable under Section 83 of the IRC. The value of the option constitutes ordinary income to the employee when granted if the option has a readily ascertainable fair market value. Such amount of ordinary income would be added to the exercise price to determine the tax basis of the stock acquired upon exercise of the option and no further income would be recognized upon exercise of the option. If the option does not have a readily ascertainable fair market value when granted then, when the option is exercised, the difference between the fair market value of the stock at exercise and the option price constitutes ordinary income to the employee. The tax basis of the stock would then be its fair market value upon the exercise date. The Company is generally allowed a business expense deduction equal to the amount includible in the employee's income in the Company's corresponding taxable year.

     When stock obtained under a Non Statutory Stock Option is disposed of by the shareholder, the difference between the sales price and the tax basis of the stock will be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

     It is not required that the Company obtain a ruling from the IRS as to the qualification of the Company's 1996 Option Plan and one has not been requested.


Estimate of Benefits

     The number of shares of stock that will be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the
Company's 1996 Option Plan cannot be predicted.   Previous awards
of stock options to the Company's five most highly compensated executive officers are described under "Executive Compensation" starting on page 6.


Board Recommendation

     The Board of Directors recommends a vote for approval of the Company's 1996 Option Plan. The text of the proposed Company's
1996 Option Plan is set forth in Appendix I.


                       INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as independent certified public accountants to examine the consoli-dated financial statements of the Company for fiscal 1996. Repre-sentatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     On May 4, 1994 the Company's previous independent accountants, Ernst & Young, were dismissed and Deloitte & Touch LLP were engaged. Ernst & Young's reports on the financial statements of the Company for the fiscal years ended September 30, 1992 and 1993 contained no adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent accountants was recommended and approved by the audit committee of the Board of Directors of the Company. During the fiscal years ended September 30, 1992 and 1993 and all subsequent interim periods preceding such dismissal, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former accountants, would have caused the former accountants to make reference to the matter in their report.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Eight of the Company's directors (Thompson S. Baker, Edward L. Baker, John D. Baker II, Thompson S. Baker II, Albert D. Ernest, Jr., Luke E. Fichthorn III, Francis X. Knott and Radford D. Lovett) are directors of FRP Properties, Inc. ("FRPP"). Such directors own approximately 38% of the stock of FRPP and 30% of the stock of the Company. Accordingly, the Bakers may be considered to be control persons of both the Company and FRPP. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for further information on related party transactions between the Company and FRPP.

     The Company and FRPP routinely are engaged in business together through the hauling by FRPP of construction aggregates products for the Company and the leasing to the Company of construction aggregates mining and other properties. FRPP has numerous aggregates hauling competitors at all terminal and mine sites and the rates charged are, accordingly, established by competitive conditions. Approximately 10% of FRPP's revenue was attributed to the Company during fiscal year 1995.

     A wholly owned subsidiary of the Company, on September 30, 1995, entered into an agreement to sell a 134 acre tract of surplus real estate in Edgewood, Maryland, formerly used for mining, to a wholly owned subsidiary of FRPP for $500,000 and the assumption of certain reclamation costs and benefits relating to the site. An appraisal of the property was obtained. The transaction was approved by the Company's Board of Directors with those directors who are also directors of FRPP abstaining.

     Thompson S. Baker is entitled to receive sand mining royalty payments of $.05 per ton from the Company under lease agreements which terminate in 2002 and 2048 relating to approximately 489 acres. No payments were made to Mr. Baker during fiscal 1995 under these agreements.

     On May 14, 1974 the Company exercised its option to purchase the sand on 71 acres of land in Putnam County, Florida. The land is owned by Thompson S. Baker and certain other interests. The term of the agreement ends on June 30, 2004. The landowners will receive $.08 per ton (subject to escalation provisions) for sand as it is mined with an annual minimum payment of $6,000. The mining agreement may be terminated at any time by the Company.

     Mr. Fichthorn provided the Company with financial consulting and other services during fiscal 1995 for which he received
$55,000.

     In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.


       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company.


  NAME AND ADDRESS          AMOUNT AND NATURE         PERCENT
OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP       OF CLASS

Baker Investments, Ltd.        2,070,167 (1)           21.8%
 P.O. Box 4667
 Jacksonville, FL 32201

Quest Advisory Corp.             922,100 (2)            9.7%
Quest Management Company          33,400 (2)             .4%
 (a general partnership)
Charles M. Royce                      35 (2)             -
 1414 Avenue of the Americas
 New York, NY  1000              955,535 (2)           10.1%


(1) Baker Investments, Ltd. is a limited partnership owned and controlled by the Baker family. Edward L. Baker and John D. Baker II are general partners and as such have shared voting and dispositive power over the shares owned by the partner-ship.
Ownership is reported as of November 1, 1995.

(2) Quest Advisory Corp. ("Quest"), Quest Management Company ("QMC") and Charles M. Royce reported that they are members of a group pursuant to Securities and Exchange Commission Rule 13d-
(1)(b)(ii)(H). Mr. Royce may be deemed to be a controlling person of Quest and QMC, and as such may be deemed to own beneficially the shares of common stock of the Company owned beneficially by Quest and QMC. Mr. Royce owns 35 shares outside of Quest and QMC, and disclaims beneficial ownership of the shares held by Quest and QMC.

Quest and QMC are investment advisers registered under Section 203 of the Investment Advisers Act of 1940. Each has sole voting and dispositive power as to the shares shown. Ownership is reported as of July 6, 1995, except as to the 35 shares owned by Mr. Royce which are reported as of August 22, 1995.


          COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

     The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of November 1, 1995 and also includes shares held under options which are exercisable within 60 days of December 18, 1995.


   NAME OF                AMOUNT AND NATURE          PERCENT OF
BENEFICIAL OWNER         BENEFICIAL OWNERSHIP           CLASS

Thompson S. Baker           54,774 (1)(2)(3)(4)           *
Edward L. Baker          2,312,108 (1)(3)(4)(5)         24.3%
John D. Baker II           451,924 (1)(3)(4)(5)(6)(7)    4.7%
Thompson S. Baker II        25,187 (3)                    *
Donald L. Bloebaum          29,930                        *
A. R. Carpenter                100                        *
Robert D. Davis             40,000 (8)                    *
Charles H. Denny III       127,544 (9)                   1.3%
Albert D. Ernest, Jr.        1,100                        *
Luke E. Fichthorn III       21,939                        *
H. B. Horner                 8,744                        *
Frank M. Hubbard             2,295                        *
Francis X. Knott             1,602                        *
Radford D. Lovett            9,047                        *
W. Thomas Rice               8,140                        *
C.J. Shepherdson            56,194                        *

All Directors and
Officers as a group (25
people)                  3,256,943 (10)                 33.6

*Less than 1%

     The preceding table includes the following shares held under the Company's Tax Reduction Act Employee Stock Ownership Plan ("TRAESOP") as of November 1, 1995, as to which the named person has sole voting power, and shares held under options which are exercisable within 60 days of December 18, 1995.


                       SHARES UNDER TRAESOP    SHARES UNDER OPTION

Thompson S. Baker            2,656                     -
Edward L. Baker              5,840                 47,000
John D. Baker II             3,565                 37,000
Thompson S. Baker II            28                 12,100
C.J. Shepherdson             4,823                 25,800
H. B. Horner                  ---                   8,100
Donald L. Bloebaum           3,720                 23,100

All directors and
officers as a group         33,378                211,700


(1) 864 of the shares shown opposite Thompson S. Baker are held in a fiduciary account and beneficially by Thompson S. Baker and, under certain circumstances, by members of his family, including his sons, Edward L. Baker and John D. Baker II who are also directors and officers of the Company. Thompson S. Baker, who is co-trustee with SunTrust Bank/North Florida, N.A. and Edward L. Baker as to these shares, has shared voting power with the remaining trustees; however, the individual trustees have the power to remove the corporate trustee and appoint a successor corporate trustee and the individual trustees share investment power to the exclusion of the corporate trustee in the event of disagreement. Such shares are excluded from those shown opposite the names of Edward L. Baker and John D. Baker II.

(2) Includes 49,775 shares owned by Mrs. Thompson S. Baker as to which Thompson S. Baker disclaims any beneficial interest.

(3)  Thompson S. Baker, Edward L. Baker, John D. Baker II and
Thompson S. Baker II may be considered to be control persons of the Company.

(4)  Shares shown opposite the name of Edward L. Baker include
2,070,167 shares owned by Baker Investments, Ltd. See note (1) on page 20. Such shares are excluded from those shown opposite the names of Thompson S. Baker and John D. Baker II.

(5) Includes 1,900 shares owned by Mrs. Edward L. Baker and 12,239 shares owned by a child of Edward L. Baker, as to all of which he disclaims any beneficial interest. Includes 48,714 shares held by Edward L. Baker as trustee for the children of John D. Baker II, as to which Edward L. Baker has sole investing and voting power but disclaims any beneficial interest. Such shares are excluded from those shown opposite the name of John D. Baker II.

(6) Includes 1,400 shares owned by Mrs. John D. Baker II, as to which John D. Baker II disclaims any beneficial interest.

(7) Regency Square II, a Florida general partnership, owns 27,000 shares of the Company. Trust B under the will of Martin E. Stein, deceased, as a general partner, holds a 46.2128% interest in the partnership. John D. Baker II is a co-trustee of the trust and as such has a one-third shared voting and dispositive power as to the trust. The partnership's shares in the Company are included in the above table for John D. Baker II, who disclaims any pecuniary or other beneficial interest in such shares.

(8) Includes 35,000 shares held by Cede & Co. in the name of American Heritage Life Insurance Company, a wholly owned subsidiary of American Heritage Life Investment Corporation. Mr. Davis is a director and shareholder of American Heritage Life Investment Corporation and a director, executive officer and shareholder of D.D.I., Inc. which holds 30.17% of the outstanding American Heritage Life Investment Corporation shares.

(9) Includes 2,000 shares owned by Mrs. Charles H. Denny III, as to which Charles H. Denny III disclaims any beneficial interest.

(10) Includes, in addition to all of the individual holdings for persons named above, 106,315 shares owned by other officers of the Company, of which 100 shares are owned by the wife of one officer and 12,746 shares are held under the Company's Tax Reduction Act Employee Stock Ownership Plan as to which such other officers, respectively, have sole voting power and 58,600 shares held under options which were exercisable within 60 days of December 18, 1995.


                    PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders to be presented at the next annual meeting of shareholders must be received at the principal executive offices of the Company on or before August 20, 1996.


              COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the American Stock Exchange.

Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.


                       COST OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other electronic means by directors, officers and other employees of the Company.


                          OTHER MATTERS

     As far as is known, no business will be presented for consideration at the meeting other than that shown above. However, if any such other business shall come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

                              BY ORDER OF THE BOARD OF DIRECTORS

December 18, 1995                       Dennis D. Frick
                                           Secretary







            PLEASE RETURN THE ENCLOSED FORM OF PROXY,
           DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
               ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF FLORIDA ROCK INDUSTRIES, INC.'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES BY WRITING TO THE TREASURER AT POST OFFICE BOX 4667, JACKSONVILLE, FLORIDA 32201.


                            APPENDIX I



     RESOLVED, that the Florida Rock Industries, Inc. 1996 Stock
Option Plan be approved in the form as follows:


                  FLORIDA ROCK INDUSTRIES, INC.
                      1996 STOCK OPTION PLAN

(1)  Purpose

     The Florida Rock Industries, Inc. 1996 Stock Option Plan ("the Company's 1996 Option Plan"), is intended to provide incentives to officers and other key employees and directors of Florida Rock Industries, Inc. (the "Company"), its Subsidiaries and its Affiliates, by providing them with opportunities to purchase shares of common stock of the Company, par value $.10 per share ("Common Stock"), pursuant to options ("Options") which are incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1954, as amended (the Code"), or options which are not Incentive Stock Options (Non Statutory Stock Options"). As used herein, the terms "parent" and "Subsidiary" shall have the meanings specified in Section 425 of the Code, and the term "Affiliate" shall mean an Affiliate of the Company within the meaning of Section 517.021 of the Florida Securities Act.

(2)  Administration

     (a) The Company's 1996 Option Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") of not less than two independent outside directors of the Company selected by, and serving at the pleasure of, the Board, all of whom, to the extent necessary to comply with Rule l6b-3 under the Securities Exchange Act of 1934, as amended, also shall be "disinterested" within the meaning of such Rule. Directors who are current or former officers or employees of the Company or any Affiliate thereof or are compensated by the Company or any affiliate other than in the capacity of director, may not serve on the Committee.

     (b) The Committee shall select a chairman. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by the affirmative vote of a majority of its members. Any decision or determination reduced to writing and signed by all the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held. The Committee shall make such other rules and regulations for the conduct of its business as it shall deem advisable.

     (c) Whether or not the Committee is appointed, all powers and functions of the Committee may at any time and from time to time be exercised by the Board (provided that any members of the Board who would not be eligible to be a member of the Committee shall have no vote).

     (d) The Board or the Committee shall have authority, subject to the terms of the Company's 1996 Option Plan: to determine the persons to whom Options shall be granted, the number of shares of Common Stock to be covered by each Option, the purchase price per share of Common Stock covered by each Option, the time or times at which Options may be granted and exercised, and the terms and provisions of the instruments by which Options shall be evidenced; to grant in substitution for outstanding Options replacement Options and to cancel such outstanding Options; to adjust the price or number of shares under Options pursuant to and in keeping with the principles and requirements set forth in regulations under
Section 424 of the Code; to interpret the Company's 1996 Option Plan; to establish, amend and rescind rules and guidelines for administering the Company's 1996 Option Plan; and to make all determinations necessary or advisable, in its sole discretion, for the administration of the Company's 1996 Option Plan.

     (e) The Board or the Committee may designate any officer of the Company to assist it in the administration of the Company's 1996 Option Plan and may grant authority to any such officer to execute agreements or other documents and otherwise take action on behalf of the Board or the Committee, as the case may be.

     (f) The Board or the Committee may employ legal counsel and such other professional advisors as it may deem desirable for the administration of the Company's 1996 Option Plan and may rely on any opinion received from such counsel or advisor.


(3)  Eligibility

     Incentive Stock Options may be granted only to officers and other persons deemed by the Committee to be key employees of the Company or any subsidiary thereof and Non Statutory Stock Options may be granted only to officers and other persons deemed by the Committee to be key employees and directors of the Company or any subsidiary thereof. The granting of any Option to any person under the Company's 1996 Option Plan shall neither entitle such person to, nor disqualify such person from, participation in any other grant of Options or in any other incentive plan.


(4)  Stock

     The maximum number of shares of Common Stock which may be issued upon the exercise of Options granted under the Company's 1996 Option Plan shall be 500,000 shares. No more than 50,000 shares shall be optioned to any one person in any fiscal year. The same shares of Common Stock may be subject to simultaneous, tandem or successive Options. Upon the exercise of Options, the Company may either issue reserved but unissued shares of Common Stock or transfer shares of Common Stock held in its treasury.


(5)  Granting of Options

     No Options intended to be Incentive Stock Options may be granted under the Company's 1996 Option Plan after November 30, 2005. The date of grant of an Option under the Company's 1996 Option Plan will be the date on which the Option is awarded by the Board or the Committee, unless a later date is specified by the Board or the Committee at the time of the award.


(6)  Terms and Conditions of Options

     Options shall be evidenced by instruments in such form or forms as the Board or the Committee may from time to time approve. Such instruments shall conform to the following terms and conditions:

     (a) Option Price. In the case of an Incentive Stock Option, the Option price per share shall not be less than the fair market value of the Company's Common Stock on the date of grant. In order for an option holder to receive special tax treatment with respect to stock acquired under an Option intended to be an Incentive Stock Option, the Option holder of such Option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such Option, an employee of the Company or any of the Company's subsidiary corporations (within the meaning of Code Section 424), or of a corporation or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies. If an Option granted under the Company's 1996 Option Plan is intended to be an Incentive Stock Option, and if the option holder, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the option holder's employer corporation or of its subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110 percent of the fair market value of the Common Stock on the date of such grant and (ii) such Option shall not be exercisable after the expiration of five years
after the date such Option is granted.    In the case of a Non
Statutory Stock Option, the Option price per share shall not be less than the fair market value of a share of Common Stock on the date of grant thereof (determined by the Board or the Committee).

     (b) Term of Options. Each Option intended to be an Incentive Stock Option shall expire no later than the day before the tenth anniversary of the date of its grant.

     (c) Exercisability. Each Option shall become exercisable immediately or in one or more installments at the time or times and upon the satisfaction of such conditions as may be provided in the instrument evidencing such Option. Except as stated herein an Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

     (d) Payment. Each instrument evidencing an Option shall provide for the terms of payment of the Option price. Subject to any limitations in such instrument, the holder of an Option may pay the option price in cash, by transfer of shares of Common Stock or any other property acceptable to the Board or the Committee, or any combination thereof, provided that the holder of an Option may not pay the option price by transfer of shares of Common Stock received upon the exercise of any Incentive Stock Option under the Company's 1996 Option Plan or any Incentive Stock Option under another stock option plan of the Company unless (i) such shares have been held by such holder for more than one year prior to such payment and (ii) such shares were acquired by the holder pursuant to the exercise of an Option granted to the holder not less than two years prior to such payment. The instrument evidencing an Option may provide for the giving of or arranging for financial assistance (including, without limitation, bonuses, subsidies, direct loans from the Company where approved by the Board in compliance with Chapter 607, Florida Statutes, with or without interest, secured or unsecured, or guarantees by the Company of third party loans) to the holder of an Option for the purpose of providing funds for the purchase of shares of Common Stock upon exercise of an Option.

     (e) Termination of Employment. If the holder of an Incentive Stock Option ceases to be employed by the Company or any parent or subsidiary thereof, or if the holder of a Non Statutory Stock Option ceases to be employed by the Company or any Affiliate thereof (or, in the case of a holder of a Non Statutory Stock Option who is a director but not also an employee of the Company or any Affiliate thereof, ceases to be such a director), other than by reason of death, or if the holder of a Non Statutory Stock Option ceases to be employed by the Company or any affiliate thereof in a capacity similar or greater in responsibility to that held at the time of grant (as determined by the Board or Committee) such Option shall terminate no later than three months from the date of termination of such employment, or of such directorship, or of such determination of employment to be in a lesser capacity, as the case may be; provided that, in the case of termination of employment (or directorship) due to a disability within the meaning of Section 105(d) (4) of the Code, such Option shall terminate no later than one year from the date of termination of employment (or directorship), but in any event no later than its specified expiration date. Whether authorized leave of absence or absence on military or governmental service may constitute employment for the purposes of the Company's 1996 Option Plan shall be conclusively determined by the Board or the Committee. Notwithstanding the foregoing, if the employment of the holder of an Option is terminated for cause (as hereinafter defined) or is terminated by such holder in violation of any agreement between such holder and the Company or any of its Affiliates, or if it is discovered after any such termination of employment that such holder had engaged in conduct that would have justified termination for cause, all unexercised Options of such holder shall immediately be cancelled. Termination of employment shall be deemed to be for cause if the holder of an Option shall, in connection with such holder's duties as an employee of the Company or any of its Affiliates, have committed a fraud or any felony, have engaged in willful misconduct or have committed any other act which causes or may reasonably be expected to cause substantial injury to the Company or any of its Affiliates.

     (f) Death. If the holder of an Option dies, such Option may be exercised, to the extent of the number of shares of Common Stock with respect to which such holder could have exercised such Option on the date of death, by such holder's estate, personal representative or beneficiary who acquires such Option by will or by the laws of descent and distribution, at any time prior to the earlier of such Option's specified expiration date and the first anniversary of such holder's death. On the earlier of such dates, such Option shall terminate.

     (g) Assignability. No Option may be assigned or transferred by the holder thereof, except by will or by the laws of descent and distribution, and during the lifetime of any holder of an Option, such Option maybe exercised only by such holder. At the request of the holder of an Option, shares of Common Stock purchased upon the exercise of such Option may be issued in or transferred into the name of such holder and another person, jointly with the right of survivorship.

     (h) Withholding. The Company's obligation to deliver shares of Common Stock or make any payment upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

     (i) Limitation on Exercise. Stock options granted under this Plan shall be limited and/or conditioned as may be required so that the aggregate fair market value (using values determined at the respective times of grant of the options involved) of all shares of stock that may be purchased by any one individual by exercise of Incentive Stock Options granted under the Company's 1996 Option Plan together with incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) granted, on or after January 1, 1987, under any and all other plans of the Company, (including its parent and subsidiaries, if any) first becoming exercisable in any one calendar year shall not exceed $100,000.

     (j) Shareholder Approval. The grant of any Option under this Plan is conditioned upon approval of the Company's 1996 Option Plan by the shareholders in accordance with Florida law within twelve months after the date the Company's 1996 Option Plan is adopted by the Board, and no Option may be exercised until such approval has been obtained. In the event of the failure to obtain such approval within such period, the Company's 1996 Option Plan shall automatically terminate and all Options theretofore granted under the Company's 1996 Option Plan shall automatically be cancelled.

     (k) Other Terms. Instruments evidencing Options may contain such other provisions, not inconsistent with the Company's 1996 Option Plan, as the Board or the Committee deems advisable. Among these provisions may be (i) a requirement that the holder of an Option represent to the Company in writing, when the Option is granted or when such holder purchases shares of Common Stock on its exercise, that such holder is accepting such Option, or purchasing such shares (unless they are then covered by an effective registration statement under the Securities Act of 1933), for such holder's own account for investment; (ii) a provision under which the Company, in the discretion of the Board or the Committee, shall have the right, in lieu of accepting payment of the option price and delivering any or all shares of Common Stock as to which an Option has been exercised, to elect to pay the holder of such Option an amount in cash or shares of Common Stock equal to the amount by which the fair market value of such shares of Common Stock on the date of exercise exceeds the purchase price that would otherwise be payable by the holder of such Option to acquire such shares of Common Stock; and (iii) a provision under which the Company may have either the right or the obligation, or both, to repurchase shares of Common Stock sold under the Company's 1996 Option Plan at a price not to exceed the higher of (x) the option price for such shares, plus twice the increase, if any, in the book value of such shares from the date of the grant of the Option to the date of such repurchase, and (y) the fair market value of the shares at the time of repurchase.

(7)  Capital Adjustments

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, reorganization, or other similar transaction, the Board or the Committee shall make appropriate adjustments in the number and purchase price of shares of Common Stock covered by each option outstanding on the date of such transaction (by means of a grant of a substitute Option or an additional Option, or otherwise), and in the total number of shares of Common Stock reserved for future grant of Options under the Company's 1996 Option Plan.


(8)  Merger, Consolidation or Reorganization

     In the event of (i) any merger, consolidation, or other reorganization of the Company with or into another Company (other than any merger, consolidation, or reorganization in which the Company is the surviving or continuing company and which does not result in any change in the outstanding shares of Common Stock);
(ii) any sale or other disposition of all, substantially all, or a substantial portion of the assets of the Company (including a distribution of stock to which Section 355 of the Code is applicable); or (iii) any liquidation or dissolution of the Company, then, and in any such event, any outstanding Option not exercisable in full shall (unless the stock option agreement evidencing such option expressly provides to the contrary) be accelerated and become exercisable in full for a period of 30 days following receipt by the holder of such Option of notice of such event, whether received before or after such event, provided that it shall be the duty of the Board (or the Committee for the Board) to give such notice (or in the alternative, the notice contemplated in the last sentence of this Section 8) on or before seven (7) days after such event. Any Option not exercised during the 30-day period described in this sentence shall, following such 30-day period, be exercisable in accordance with Section 6 as if the event and the temporary acceleration under this Section 8 had not occurred. The Board or the Committee, in its discretion, may, by written notice to the holders of outstanding Options prior to such event (but not thereafter), prevent the acceleration of exercisability as to all (but not less than all) such Options under this Section 8.

(9)  Change in Control

     In the event (a) any person, including a "group" as defined in
Section 13(d) (3) of the Securities Exchange Act of 1934 (but excluding the following persons who are directors of the Company:
Thompson S. Baker, Edward L. Baker, John D. Baker II, Thompson S. Baker II and members of their immediate family) shall become the beneficial owner of 35% or more of the shares of Common Stock, or
(b) in connection with any cash tender offer, exchange offer, contested election, merger, consolidation, reorganization (other than any merger, consolidation or reorganization which is subject to the provisions of Section 8), sale or other disposition of all or substantially all the assets of the Company or other similar transaction, persons who were directors of the Company prior to commencement of any such offer or prior to any vote of the shareholders of the Company on any such contested election or other transaction, as the case may be, shall cease to constitute a majority of the Board, or (c) the Company files with the Securities and Exchange Commission a report on Form 8-K reporting the change in control pursuant to Item 1 thereof, then, and in any such event, any outstanding Option not exercisable in full shall (unless the stock option agreement evidencing such Option expressly provides to the contrary) be accelerated and become exercisable in full for the remaining term of such Option, provided that the Board or the Committee, in its discretion, may, by written notice to the holders of outstanding Options prior to any such event referred to in clause (a) or (c) of this Section 9, or prior to commencement of any such offer or prior to any vote of the shareholders of the Company on any such contested election or other transaction referred to in clause (b) of this Section 9, as the case may be (but not thereafter), cancel the acceleration of exercisability of all (but not less than all) such outstanding Options under this
Section 9.


(10) Indemnification of Board and Committee

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Company's 1996 Option Plan or any Option granted under the Company's 1996 Option Plan. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Board or the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Company's 1996 Option Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, a Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf.


(11) Amendment of the Company's 1996 Option Plan

     The Company's 1996 Option Plan shall become effective upon its adoption by the Board, subject only to approval by the shareholders of the Company in accordance with Florida law within twelve months from the date the Company's 1996 Option Plan is so adopted. The Board or the shareholders of the Company may terminate or amend the Company's 1996 Option Plan in any respect at any time, with the exceptions that (a) no action of the Board or the shareholders of the company may impair the rights of the holders of any outstanding Option without his consent (except as specified in Section 6 or 7), and (b) without the approval of the shareholders of the Company,
(i) the total number of shares that may be sold under the Company's 1996 Option Plan may not be increased (except by adjustment pursuant to Section 7), (ii) the provisions of Section 3 regarding eligibility may not be modified, and (iii) the date until which Options may be granted under the Company's 1996 Option Plan may not be extended.


(12) Use of Proceeds

     Proceeds from the sale of shares of Common Stock pursuant to Options granted under the Company's 1996 Option Plan shall constitute general funds of the Company. Shares of Common Stock tendered upon the exercise of Options granted under the Company's 1996 Option Plan may be cancelled, retired or become treasury shares of the Company as determined by the Company.




               FLORIDA ROCK INDUSTRIES, INC.
           PROXY SOLICITED BY BOARD OF DIRECTORS

        FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR
                         FEBRUARY 7, 1996


     The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Florida Rock Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 7, 1996, at 9 o'clock in the morning, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:


1. The election of one director to serve for a term of two years and four directors to serve for a term of four years.

/ / FOR the nominees listed below (except    / / WITHHOLD AUTHORITY

    as marked to the contrary below)    to vote for all
                                  nominees listed     below

                         Robert D. Davis
                 to serve for a term of two years

   Edward L. Baker, Francis X. Knott, Radford D. Lovett and
                                   W. Thomas Rice
                to serve for a term of four years


To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.


_________________________________________________________________

2. To act upon a proposal to approve and adopt the Company's 1996 Stock Option Plan.

                              / / FOR/ / AGAINST

3. To transact such other business as may properly come before the meeting or any adjournments thereof.






           (Continued and to be signed on other side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
-


     The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 18, 1995, and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.



Dated:_______________________________________,199___


____________________________________________________
                                           Signature


____________________________________________________
                              Signature, if held jointly

     IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Personal representa-tives, trustees, guardians and others signing in a representative capacity should give full title. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

         PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE